Exhibit 4.8

                                                             Warrant to Purchase
WA-                                                              **       **
                                                          Shares of Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH
ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            Void after 5:00 P.M. New York City time on ________, ____

                     SERIES A COMMON STOCK PURCHASE WARRANT
                                       OF
                               PORTA SYSTEMS CORP.

     This is to certify that, FOR VALUE RECEIVED, Arnhold and S. Bleichroeder, Inc. or registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Porta Systems Corp., a Delaware corporation (the "Company"), at an exercise price per share of one and 56/100 dollars ($1.56), ___________________________ shares of common stock, par value
$.01 per share ("Common Stock"), of the Company at any time during the period (the "Exercise Period"), as hereinafter defined. The Exercise Period shall mean the period commencing on the date of issuance of this Warrant and ending at 5:00 P.M. New York City time, on ________, ____; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The number of shares of Common Stock to be issued upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time in the manner set forth in this Warrant. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant, as the same may be adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." Reference in the Warrant to the "Series A Warrants" shall mean any or all of the warrants designated as Series A Common Stock Purchase Warrants by the Company.

     (a) EXERCISE OF WARRANT.

     (1) This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price may be made either by check (subject to collection) in the amount of the Exercise Price or by delivery of such number of shares of Common Stock as has a current value, determined in the manner provided for in Paragraph (a)(2) of this Warrant (with the current value being based on the market price of the Common Stock on the date the Warrant, accompanied by the shares of Common Stock delivered in respect of such exercise, is received by the Company or its transfer agent), equal to the Exercise Price. If this Warrant should be exercised in part only, whether pursuant to this Paragraph (a)(1) or pursuant to Paragraph (a)(2) of this Warrant, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this


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Warrant at its  office,  or by the stock  transfer  agent of the  Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder
of  record  of  the  shares  of  Common  Stock   issuable  upon  such  exercise,
notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     (2) In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Paragraph (a)(1) of this warrant, the Holder shall have the right to exchange this Warrant, in whole or in part to the extent that this Warrant has not been exercised pursuant to said Paragraph (a)(1), for the number of shares of Common Stock determined by (i) multiplying (x) the number of shares as to which this Warrant is being exercised by (y) the difference between the current value per share of Common Stock on the date of exercise and the Exercise Price per share, as in effect on such date, and (ii) dividing the result so obtained by the current value per share of Common Stock on the date of exercise. The date of exercise shall mean, for purposes of this Paragraph (a)(2), the date on which this Warrant accompanied by the notice of exercise is received by the Company. The current value per share of Common Stock shall be determined as follows:

          (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq") or other automated quotation system which provides information as to the last sale price, the current value shall be the average of the reported last sale prices of one share of Common Stock on such exchange or system on the last five (5) trading days prior to the date of exercise of this Warrant, or if, on any of such dates, no such sale is made on such day, the average of the closing bid and asked prices for such date on such exchange or system shall be used; or

          (B) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean the average of the reported last bid and asked prices of one share of Common Stock as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar reporting service, on the last five (5) trading day prior to the date of the exercise of this Warrant; or

          (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of Common Stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant and that it shall not, without the prior approval of the holders of a majority of the Warrants then outstanding, increase the par value of the Common Stock.

     (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined in the manner set forth in Paragraph (a)(2) of this Warrant, except that the price shall be based on the closing price on the last trading day before the date of exercise.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Paragraph (k) of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the


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

assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth in this Warrant.

     (f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

          (1) In case the Company shall, subsequent to _________, ____, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph (f)(1) shall occur.

          (2) In case the Company shall, subsequent to _________, ____, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph (f)(5) of this Warrant) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of shares determined by multiplying the price or the conversion price at which additional shares of Common Stock are offered by the number of shares of Common Stock being offered by the number of shares being issued, including shares being issued upon conversion of any convertible securities, and dividing the result so obtained by the current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.


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

          (3) In case the Company shall, subsequent to _________, ____, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph (f)(1) of this Warrant or subscription rights or warrants (excluding those referred to in Paragraph
(f)(2) of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph (f)(5) of this Warrant), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (4) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs (f)(1), (2) or (3) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to Paragraph (f)(1), (2) or (3) would result in an exercise price of less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share. The Company agrees not to increase the par value of the Common Stock other than in connection with a reverse split or combination or shares or other recapitalization, in which event any such increase shall not be greater that which would result from the application of the adjustments provided in Paragraph (f)(1) of this Warrant to the par value.

          (5) For the purpose of any computation under Paragraphs (f)(2) and (3) of this Warrant, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive trading days commencing forty five (45) trading days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on Nasdaq, or if not listed or admitted to trading on such exchange or such market, the average of the reported highest bid and reported lowest asked prices as reported by Nasdaq, the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

          (6) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Paragraph (f)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph
(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (f), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph (f) hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.


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

          (7) The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants engaged by the Company) to make any computation required by this Paragraph (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (8) In the event that at any time, as a result of an adjustment made pursuant to Paragraph (f)(1) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs (f)(1) to (6), inclusive, of this Warrant.

          (9) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

     (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Paragraph (f) of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by first class mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

     (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this Paragraph (h) a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale

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or  conveyance  by a holder of the number of shares of Common  Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Paragraph (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (j) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

     (1) (A) In the event that, at any time during the five year period commencing _________, ____, the Company registers its securities pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with a public offering of its securities (other than a registration statement on Form S-4 or S-8 or subsequent similar forms), the Company shall advise the registered holders of the Series A Warrants or the Warrant Shares (each such person being referred to herein as a "holder") by written notice at least one (1) week prior to the filing of any registration statement under the Securities Act covering securities of the Company and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares; provided, however, that the Company shall not be required to include such Warrant Shares in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company that the inclusion of such Warrant Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided further that the holders are not treated less favorably than others having piggyback registration rights. The Company shall keep such registration statement current for a period of nine (9) months from the effective date of such registration statement or for such longer period as the registration statement may be used without the inclusion in such registration statement of financial statements covering a period subsequent to the financial statements initially included, other than by incorporation by reference from filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but in no event later than such date as all of the registered Warrant Shares shall have been sold. In connection with such registration, if requested by the managing underwriter as a condition to the inclusion of the Warrant Shares in the registration statement, the holders shall agree put to sell or otherwise distribute the Warrant Shares pursuant to the registration statement for such period (the "lock-up period") as the managing underwriter shall request, in which event the Company will keep the registration statement effective for nine (9) months after the expiration of the lock-up period or such longer period as is hereinbefore provided; provided, however, that the holders are not treated less favorably than others having piggyback registration rights.

     (B) If the Company shall have failed to include the Warrant Shares in a registration statement by April 30, 1998, then, if, thereafter, but prior to May 1, 2002, the majority holder, as hereinafter defined, shall give notice to the Company at any time when the Warrant Shares are not included in an effective registration statement, to the effect that such holder contemplates the sale of the Warrant Shares under such circumstances that a public distribution (within the meaning of the Securities Act) of the Warrant Shares will be involved, then the Company shall, subject to Paragraph (j)(1)(C) of this Warrant, within ninety
(90) days after receipt of such notice, file a registration statement pursuant to the Act, to the end that the Warrant Shares may be sold under the Securities Act as promptly as practicable thereafter, and the Company will use its best efforts to cause such registration to become effective; provided that such holder shall furnish the Company with appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall reasonably request in writing. The Company shall keep such registration statement current for such period as the majority holder may request, which shall not exceed nine (9) months or such longer period as the registration statement may be used without the inclusion in such registration statement of financial statements covering a period subsequent to the financial statements initially included, other than by incorporation by reference from filings under the Exchange Act, but in no event later than such date as all of the registered Warrant Shares shall have been sold. Upon receipt of notice the Company shall promptly give notice to the holder holders of Series A Warrants and shall, at the request of such holders, include their Warrant Shares in the same manner as if they had given the notice pursuant to this Paragraph (j)(1)(B). The holders

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of the Series A Warrants  shall be entitled to only one (1) demand  registration right pursuant to this Paragraph (j)(1)(B).

     (C) Notwithstanding the provisions of Paragraph (j)(1)(B), the Company shall be entitled to defer the filing of the registration statement demanded pursuant to said Paragraph (j)(1)(B) under the following circumstances.

          (i) In the event that the Company has completed an acquisition or contemplates an acquisition for which financial statements of the acquired company are required to be included in the registration statement, the Company shall not be required to file the registration statement until forty-five (45) days after the required financial statements for the company which was or is to be acquired have been received by the Company.

          (ii) In the event that, at any time, the Company shall be engaged in confidential negotiations with respect to a business transaction or business agreement which would have to be disclosed in a registration statement, the Company's obligation to file the registration statement or any amendment to a registration statement and the Company's obligation to keep a registration statement current shall be deferred until forty-five (45) days after the first to occur of (x) the date that such negotiations have been terminated, or (y) the date that the transaction has been consummated, or (z) the date that an agreement relating to the transaction has been executed and the Company has publicly announced the transaction.

     (2) The following provision of this Paragraph (j) shall also be applicable:

          (A) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Paragraph (j)(1)(A) of this Warrant or filed pursuant to Paragraph (j)(1)(B) of this Warrant. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Paragraph (j) shall, however, bear the fees of his own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

          (B) The Company shall indemnify and hold harmless each holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if, in the reasonable opinion of counsel for the Company, the representation by such counsel of both the Company and the indemnified parties constitutes a conflict of interest under applicable Code of Professional Responsibility, be separate from counsel for the Company, provided, that the Company shall not be required to pay the fees of more than one firm representing all holders and all other parties who are entitled to indemnification as a result of the same or similar allegations, which counsel shall be selected by the holders of a majority of the shares held by all of such indemnified parties) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Paragraph
(j) or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and each other holder, in the manner set forth in this Paragraph (j)(2)(B), from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Paragraph (j) or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein.

          (C) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Warrant Shares or exercise any Warrants.

          (D) In connection with any registration statement filed pursuant to this Paragraph (j), the Company shall supply prospectuses and qualify the Warrant Shares for sale in such states as the Warrant holders may reasonably designates, provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

          (E) As a condition to the inclusion of the Warrant Shares of the holder of this Warrant, such holder shall (i) furnish the information and indemnification as set forth in Paragraph (j)(2)(B) of this Warrant and (ii) agree not to sale or otherwise transfer any Warrant Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the holder is advised that the Warrant Shares may be sold pursuant to the registration statement.

          (F) The registration rights contained in this Paragraph (j) as they relate to this Warrant are personal to the Holder of this Warrant and may not be assigned to any purchaser or other transferee of Warrant Shares other than the estate, executors, administrators or legal representatives of the Holder of this Warrant.

     (3) The term "majority holder" shall mean the holders of at least a majority of the shares of Common Stock for which the Series A Warrants (considered in the aggregate) are exercisable and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners resulting from the exercise of any Series A Warrant after giving effect to any stock dividend, split, reverse split or other recapitalization and the number of shares of Common Stock issuable upon exercise of any unexercised Series A Warrants.

     (4) The Company's agreements with respect to the Warrant Shares in this Paragraph (j) shall continue in effect regardless of the exercise of the Warrants.

     (k) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (1) To a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Paragraph (k) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

          (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

Dated as of _________, ____

                                       PORTA SYSTEMS CORP.


                                       By: _________________________________
                                           William V. Carney
                                           Chairman of the Board and
                                           Chief Executive Officer

                                  PURCHASE FORM

                     Dated: ________________________ , 19___

________ The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of $________ in payment of the Exercise Price therefor.

_______ The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $_______ in payment of the Exercise Price therefor by delivery of shares of Common Stock pursuant to Paragraph (a)(1) of this Warrant.

_______ The undersigned hereby irrevocably elects to exchange this Warrant to the extent of _______ shares of Common Stock pursuant to the provision of Paragraph (a)(2) of this Warrant.

                                   ----------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name  _____________________________________________
      (Please typewrite or print in block letters)

Signature  ________________________________________

Social Security or Employer Identification No. ____________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED,
hereby sells, assigns and transfer unto

Name  _____________________________________________
      (Please typewrite or print in block letters)

Address ___________________________________________

Social Security or Employer Identification No. _____________________

The right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated:____________________ , 19___

Signature ________________________________________

Signature Medallion Guaranteed:

_______________________________